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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-42839 of UNOVA, Inc. on Form S-3 and Registration Statement Nos. 333-39003, 333-39005, 333-39007, 333-79557, 333-67610 and 333-91956, of UNOVA, Inc. each filed on Form S-8, of our report dated March 11, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets in 2002), appearing in this Annual Report on Form 10-K of UNOVA, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
March 11, 2004

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  EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT